UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 16, 2007

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

California	00-30747	33-0885320
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 West A Street
San Diego, CA 92101
(Address of principal executive offices) (Zip Code)

(619) 233-5588
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Shareholder Approval of 2007 Executive Incentive Plan.  On May 16, 2007, First Community Bancorp (the “Company”) held its annual shareholders’ meeting to vote on the election of directors and on a proposal related to the Company’s 2007 Executive Incentive Plan (the “2007 EIC Plan”).  In addition to electing the slate of nominees described in the Company’s proxy statement, the shareholders of the Company also approved the 2007 EIC Plan.  The Compensation, Nominating and Governance (“CNG”) Committee of the Board of Directors of the Company previously approved a proposal to adopt the 2007 EIC Plan, subject to shareholder approval, to ensure the Company can deduct all payments made pursuant thereto as compensation expense under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The material features of the 2007 EIC Plan are described below.  However, this summary is subject to, and qualified in its entirety by, the full text of the 2007 EIC Plan, which was previously filed as Annex A to the Company’s proxy statement filed on April 11, 2007.

Awards under the 2007 EIC Plan can generally be separated into two categories—(1) ”Code Section 162(m) Awards,” which are awards that qualify as “performance-based” incentives to covered employees as set forth under Code Section 162(m) and (2) ”Other Awards,” which are awards that are not intended to qualify as performance-based incentives under Code Section 162(m). Code Section 162(m) Awards are to be awarded to covered employees; Other Awards can be awarded to covered employees, as well as other executives and key employees.

Code Section 162(m) Awards are granted subject to the following special rules. Code Section 162(m) Awards may be granted in the discretion of the CNG Committee to any executive whom the CNG Committee believes may be a “covered employee,” as defined in Code Section 162(m). In this description, the “CNG Committee” refers to the Compensation, Nominating and Governance Committee of the Board of Directors (or a subcommittee comprised solely of “outside directors” (within the meaning of Code Section 162(m)) if the CNG Committee is not so comprised. In general, the regulations under Section 162(m) exclude from the $1 million limitation compensation that is calculated based on objective performance criteria. The amount of any Code Section 162(m) Awards will be based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the CNG Committee at a time when the outcome of the goal is substantially uncertain. Historically, the Company has used as a performance measure for its incentive awards diluted earnings per share, or EPS, and in some cases EPS adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items. In addition to these, the performance criteria for Code Section 162(m) Awards may be based upon one or more of the following objective criteria: (i) net income; (ii) return on average assets, or ROA; (iii) cash ROA; (iv) return on average equity, or ROE; (v) cash ROE; (vi) stock price; and (vii) efficiency ratio. The CNG Committee may determine in its sole discretion the applicable performance period relating to any Code Section 162(m) Award. The CNG Committee must certify as to the attainment of the applicable performance goals prior to payment of any Code Section 162(m) Award, and may reduce (but not increase) the amount of any Code Section 162(m) Award.

Other Awards to covered employees or other members of our incentive plan committee (the “IP Committee”), which consists of the Company’s chief executive officer (“CEO”) and individuals who report directly to the CEO, may be granted at the discretion of the CNG Committee and will be administered by the CNG Committee. The CNG Committee may delegate to the IP Committee (or any of its members) and/or the Company’s human resources director the authority to grant Other Awards to other eligible key employees. Other Awards will generally be expressed as a percentage of the employee’s salary, and all performance measures applicable to Other Awards will be key indicators of the Company’s financial performance. All Other Award opportunities, grants and determinations are subject to approval by the CNG

Committee, and the CNG Committee may reduce (but not increase) the amount of any Other Award.

To receive payment of an award, a participant generally must have been employed by the Company and its subsidiaries for at least 3 months and remain employed through the date the award is paid, except that employees who terminate employment during a performance period due to retirement, death or disability will be entitled to a pro-rata portion of their Other Awards.

Performance measures, target achievement levels and other terms and conditions applicable to awards may be adjusted during a performance period only with the CNG Committee’s approval, but no such adjustment will be made to a Code Section 162(m) Award that would cause it to fail to qualify as performance-based compensation for purposes of Code Section 162(m).

The maximum aggregate amount of awards under the 2007 EIC Plan that may be awarded to any covered employee during any calendar year is $5.0 million. There is no requirement that the maximum amount be awarded.

The 2007 EIC Plan may be amended, suspended or terminated in whole or in part at any time by the CNG Committee or the Board of Directors without shareholder approval, unless shareholder approval is required by any applicable law, rule or regulation.

The 2007 EIC Plan does not preclude or otherwise affect payment of any other compensation, including bonuses not intended to qualify as Code Section 162(m) performance-based compensation (whether or not under the EIC Plan), based upon annual measures of performance or otherwise.

The amount of each participant’s bonus under the 2007 EIC Plan for 2007 or subsequent years will be subject to our financial performance for such period and will be subject to the CNG Committee’s right to reduce such amount as described above. As a result, we cannot determine the amount that will be payable under the 2007 EIC Plan to any participant for 2007 or beyond.

The CNG Committee has determined to use fully-diluted EPS as the performance measure for 2007 under the 2007 EIC Plan. The following table reflects the bonuses payable to our executives based on the following achievement levels by the Company. Achievement levels between the minimum and maximum specified, and corresponding award opportunities, are pro-rated based on mathematical interpolation. The award opportunities set forth below are not subject to the discretion of the CNG Committee as it relates to our CEO and four other mostly highly compensated officers (the “Named Executive Officers”) for 2007.

Achievement Level and Award Opportunities
Participant	90% of EPS Target	100% of EPS Target	120% of EPS Target
CEO	60% of Base Salary	100% of Base Salary	150% of Base Salary
Other Executive Officers(1)	50% of Base Salary	80% of Base Salary	120% of Base Salary
Officers (grade B)(2)	10% of Base Salary	30% of Base Salary	CEO/IP Committee Discretion
Officers (grade C)(2)	10% of Base Salary	20% of Base Salary	30% of Base Salary

(1)                                  Includes each of the other Named Executive Officers and an additional eight executive officers, grades 2, 3 and A.

(2)                                  Includes 24 officers in grade B and 50 officers in grade C.

Item 9.01                                             Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1

First Community Bancorp 2007 Executive Incentive Plan (incorporated by reference to Annex A of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2007

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
Name:	Jared M. Wolff
Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Community Bancorp 2007 Executive Incentive Plan (incorporated by reference to Annex A of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2007).